UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

FPB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-33351	65-1147861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 SE Port St. Lucie Boulevard, FL	34952
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 398-1388

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Effective March 18, 2010, First Peoples Bank (the “Bank”), a wholly-owned subsidiary of FPB Bancorp, Inc. (the “Company”) entered into a Stipulation to the Issuance of a Consent Order (“Stipulation”) with the Federal Deposit Insurance Corporation

(the “FDIC”) and the Florida Office of Financial Regulation (the “OFR”). Pursuant to the Stipulation, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation, to the issuance of a Consent Order by the FDIC and the OFR, also effective as of March 18, 2010.

The Consent Order represents an agreement among the Bank, the FDIC and the OFR as to areas of the Bank’s operations that warrant improvement and presents a plan for making those improvements. The Consent Order imposes no fines or penalties on the Bank.

Pursuant to the Consent Order, the Bank’s Board of Directors is required to increase its participation in the affairs of the Bank. This participation shall include comprehensive, documented meetings to be held no less frequently than monthly. Prior to the entry of the Consent Order, the Board conducted such meetings, but will now require more detailed management reports. The Board must also establish a committee to oversee the Bank’s compliance with the Consent Order. The Bank anticipates that the committee will consist of Gary Berger, Donald Cuozzo, John Leighton and David Skiles.

Within 90 days of the effective date of the Consent Order and, thereafter, during the life of the Consent Order, the Bank shall achieve and maintain a Tier 1 Leverage Capital Ratio of not less than 8% and a Total Risk Based Capital Ratio of not less than 11%. In the event such ratios fall below such levels, the Bank shall notify the FDIC and the OFR and shall increase capital in an amount sufficient to reach the required ratios within 90 days of such notice. At December 31, 2009, the Bank’s Tier 1 Leverage Capital Ratio was 5.65% and its Total Risk Based Capital Ratio was 8.96%. The Company is exploring strategic alternatives intended to result in attaining such capital ratios, but is uncertain regarding its ability to reach those levels by the June 16, 2010 deadline.

The Bank shall also be required to maintain a fully funded Allowance for Loan and Lease Losses (“ALLL”), the adequacy of which shall be satisfactory to the FDIC and the OFR. The Board of Directors shall quarterly review the adequacy of the ALLL. A deficiency in the ALLL shall be remedied in the calendar quarter it is discovered. The Bank’s policy for determining the adequacy of the Bank’s ALLL and its implementation shall be satisfactory to the Supervisory Authorities as determined at subsequent examinations and/or visitations. The Bank has always endeavored to maintain a fully funded, adequate ALLL. As of the date of the Consent Order, the Bank believes its ALLL is adequate.

The Bank shall also reduce the aggregate balance of assets classified “Substandard” by the FDIC in October 2009, in accordance with the following schedule: (i) within 90 days to not more than 140% of Tier 1 capital plus the ALLL; (ii) within 180 days to not more than 120% of Tier 1 capital plus the ALLL; (iii) within 270 days to not more than 100% of Tier 1 capital plus the ALLL; (iv) within 360 days to not more than 80% of Tier 1 capital plus the ALLL; and (v) within 540 days to not more than 60% of Tier 1 capital plus the ALL. The Bank is on schedule to meet the first and second targeted goals. The Bank anticipates needing to increase its Tier 1 capital or to successfully workout an appropriate amount of “Substandard” assets to meet the third, fourth and fifth targeted ratios. Bank management is actively trying to reduce the amount of “Substandard” assets and the Company is exploring strategic alternatives intended to increase the Bank’s Tier 1 capital.

Beginning with the effective date of the Consent Order, the Bank shall not extend any credit to, or for the benefit of, any borrower who has a loan that has been charged off or classified “Substandard” and is uncollected, unless the Bank documents that such extension of credit is in the Bank’s best interest. Prior to, and following, the entry of the Consent Order, the Bank had, and has, no intention of extending credit to such borrowers in violation of these requirements. Accordingly, this requirement will not affect the Bank’s operations.

Within 45 days from the effective date of the Consent Order, the Bank shall perform a risk segmentation analysis with respect to any concentration cited by the FDIC, including commercial real estate loans. The Bank shall also develop a plan to reduce any segment of the portfolio deemed by the FDIC or OFR to be an undue concentration of credit. The Bank is in the process of performing this analysis. Based on the level of attention the Bank has paid to its lending program, including the limitation of commercial real estate lending in construction and land development loans, this analysis is not expected to have any impact on the Bank’s operations. It may, however, result in positive or negative changes to certain loan classifications.

Within 90 days from the effective date of the Consent Order, the Bank shall formulate and implement a written strategic plan and within 90 days from the effective date of the Consent Order, the Bank shall formulate and implement a plan to improve and sustain Bank earnings. Additionally, the Bank must prepare a budget and update the profit plan by November 30th of each year. All such items must be submitted to the FDIC and the OFR. The Bank has prepared a strategic plan and a profit plan and submitted them as required. Since the Bank has prepared a strategic plan and budget each year since opening, this requirement is not expected to change the nature of the Bank’s operations.

Within 60 days of the effective date of the Consent Order, the Bank must review, revise and adopt its written liquidity, contingency funding and funds management policy to provide effective guidance and control over the Bank’s funds management activities. The Bank must also implement any changes recommended by the FDIC or the OFR. The Bank has recently revised such policies and is refining its practices and procedures in these areas. The Bank expects that these actions will improve the Bank’s liquidity, contingency funding and funds management practices.

Throughout the life of the Consent Order, the Bank shall not accept, renew, or rollover any brokered deposit, and comply with the restrictions on the effective yields on deposits exceeding national averages. In addition, within 10 days of the effective date of the Consent Order, the Bank must submit to the FDIC and the OFR a plan to reduce reliance on brokered deposits. The Bank has not accepted, renewed or rolled over any brokered deposits since July 2009; therefore, that restriction is not expected to alter the Bank’s current deposit gathering activities. With respect to the yield limitations, it is possible that the Bank could experience a decrease in deposit inflows, or the migration of current deposits to competitor institutions, if other institutions offer higher interest rates than those permitted to be offered by the Bank.

During the life of the Consent Order, the Bank shall limit its asset growth to 10% per year, unless the FDIC and the OFR consent to greater growth. Under the recently adopted strategic plan, the growth percentage will not exceed these growth parameters.

While the Consent Order is in effect, the Bank shall not declare or pay dividends, or any other form of payment representing a reduction in capital without the prior written approval of the Supervisory Authorities. The Bank has never paid a dividend to the Company. Therefore, this restriction is not expected to affect the Bank’s operations.

Within 30 days of the end of each calendar quarter following the effective date of the Consent Order, the Bank shall furnish written progress reports to the FDIC and the OFR detailing the form, manner, and results of any actions taken to secure compliance. The Bank will prepare and submit such reports. This is expected to have minimal impact on the Bank’s operations and financial results.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are being filed or furnished with this Report:

10.6	Stipulation to Entry of Consent Order and Consent Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPB BANCORP, INC.
(Registrant)

Date: March 24, 2010

/s/ David W. Skiles
David W. Skiles
Chief Executive Officer & President